Financial Results and Supplemental Information THIRD QUARTER 2026 Exhibit 99.2 November 9, 2026

Table of Contents

QUARTERLY RESULTS
- Office Properties Income Trust Announces Third Quarter 2026 Financial Results 4
- Third Quarter 2026 Summary 5

FINANCIALS
- Key Financial Data 7
- Condensed Consolidated Statements of Income (Loss) 8
- Condensed Consolidated Balance Sheets 9
- Debt Summary 10
- Debt Maturity Schedule 11
- Capital Expenditures Summary 12
- Property Dispositions 13
- Office Properties Income Intermediate Holdco I Trust LLC 14
- Investment in Unconsolidated Joint Venture 16

PORTFOLIO INFORMATION
- Summary Same Property Results 18
- Occupancy and Leasing Summary 19
- Tenant Diversity and Credit Characteristics 20
- Tenants Representing 1% or More of Total Annualized Rental Income 21
- Lease Expiration Schedule 22

APPENDIX
- Company Profile and Governance Information 24
- Calculation and Reconciliation of NOI and Cash Basis NOI 25
- Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI 27
- Property Detail (by Collateral Pool) 28
- Calculation of EBITDA, EBITDA*re*, Adjusted EBITDA*re* and Adjusted EBITDA*re* / Interest Expense 35
- Calculation of FFO, Normalized FFO and CAD 37
- Non-GAAP Financial Measures and Certain Definitions 39

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 42

OPI
Nasdaq Listed

Trading Symbol:
Common Shares: OPI

Investor Relations Contact:
Kevin Barry, Senior Director
(617) 219-1410
kbarry@opireit.com
ir@opireit.com

Corporate Headquarters:
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
www.opireit.com

All amounts in this presentation are unaudited.

Unless otherwise noted, all data presented in this presentation excludes two properties, which are encumbered by a $48.4 million mortgage note, owned by an unconsolidated joint venture in which OPI owns a 51% interest. See page 16 for information regarding this joint venture and its related mortgage note.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.



Q3 2026 2

3RETURN TO TABLE OF CONTENTS Q3 2026 Quarterly Results

4RETURN TO TABLE OF CONTENTS Q3 2026 OFFICE PROPERTIES INCOME TRUST ANNOUNCES THIRD QUARTER 2026 FINANCIAL RESULTS Newton, MA (November 9, 2026). Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter ended September 30, 2026. Conference Call A conference call discussing OPI's third quarter results will be held on Tuesday, November 10, 2026 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 328-1172 or (412) 317-5418 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (855) 669-9658; the replay pass code is 5128682. A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. The archived webcast will be available for replay on OPI’s website after the call. The transcription, recording and retransmission in any way of OPI's third quarter conference call are strictly prohibited without the prior written consent of OPI. About Office Properties Income Trust OPI is a national REIT focused on owning and leasing office properties to high credit quality tenants in markets throughout the United States. As of September 30, 2026, approximately 62% of OPI's revenues were from investment grade rated tenants. OPI owned 109 properties as of September 30, 2026, with approximately 15.6 million square feet located in 27 states and Washington, D.C. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $37 billion in assets under management as of September 30, 2026, and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA. For more information, visit opireit.com.Washington, D.C.

Q3 2026 5RETURN TO TABLE OF CONTENTS Third Quarter 2026 Summary Portfolio Update • Executed 400,000 square feet of total leasing at a weighted average lease term of 8.7 years, with lease renewals accounting for 96.8% of leased square footage. • Ended the quarter with same property portfolio occupancy of 88.8% and a weighted average lease term of 6.2 years (by annualized revenue). Financial Results • Net loss of $45.8 million, or $2.09 per common share. • Normalized FFO of $20.5 million, or $0.93 per common share. • Same property Cash Basis NOI of $51.5 million, a 14.8% increase year over year. Disposition Update • Of the previously announced 32 properties classified as held for sale as of June 30, 2026: ◦ Sold 13 properties during the quarter, consisting of approximately 1,538,000 square feet, for an aggregate sales price of $143.4 million, excluding closing costs. ◦ In October 2026, sold one property, consisting of approximately 135,000 square feet, for a sales price of $12.1 million, excluding closing costs. ◦ Under agreement to sell 15 properties, consisting of approximately 1,717,000 square feet, for an aggregate sales price of $134.1 million, excluding closing costs. ◦ Three properties, consisting of approximately 300,000 square feet, being actively marketed. • Identified an additional 26 properties for sale that are in various stages of marketing, consisting of approximately 3,467,000 square feet with a combined occupancy of 76.9%. Financing Activity • Issued $425 million of new 8.75% Senior Secured Notes due 2031, or the October 2031 Notes. The net proceeds of the offering were approximately $408 million. • Fully repaid and terminated $325 million revolving credit facility and $100 million term loan due January 2027 using proceeds from the October 2031 Notes offering and cash on hand. • Redeemed $48.6 million of 8.375% Senior Secured Notes due 2029 during the quarter, including $43.6 million in connection with collateral asset sales and a $5.0 million mandatory principal payment. • Redeemed an additional $29.6 million of 8.375% Senior Secured Notes due 2029 in October 2026, including $14.6 million in connection with a collateral asset sale and a $15.0 million mandatory principal payment. • Optionally redeemed $31.6 million of 10.000% Senior Secured Notes due June 2031 in November 2026 using proceeds from collateral asset sales.

6RETURN TO TABLE OF CONTENTS Q3 2026 Financials

Q3 2026 7RETURN TO TABLE OF CONTENTS Successor Predecessor For the Three Months Ended September 30, 2026 Period from June 18 through June 30, 2026 Period from April 1 through June 17, 2026 As of September 30, 2026 Selected Income Statement Data: Capitalization: Rental income $ 114,165 $ 18,359 $ 98,473 Total common shares (at end of period) 21,953,601 Net loss $ (45,783) $ (3,087) $ (789,019) Closing price (at end of period) $ 15.93 NOI $ 63,459 $ 11,214 $ 56,770 Equity market capitalization (at end of period) $ 349,721 Adjusted EBITDAre $ 59,099 $ 10,900 $ 53,813 Debt (principal balance) 1,658,706 FFO $ 15,885 $ 5,091 $ (734,124) Total market capitalization $ 2,008,427 Normalized FFO $ 20,461 $ 4,494 $ 15,118 CAD $ 2,258 $ (2,795) $ 15,292 Per Common Share Data (basic and diluted): Net loss $ (2.09) $ (0.14) $ (10.82) FFO $ 0.72 $ 0.23 $ (10.07) Normalized FFO $ 0.93 $ 0.20 $ 0.21 CAD $ 0.10 $ (0.13) $ 0.21 Selected Balance Sheet Data: As of September 30, 2026 As of June 30, 2026 Total gross assets $ 2,204,232 $ 2,375,276 Total assets $ 2,198,742 $ 2,374,530 Total liabilities $ 1,733,069 $ 1,863,075 Total shareholders’ equity $ 465,673 $ 511,455 (dollars in thousands, except per share data) Key Financial Data

Condensed Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended		
	Successor	Predecessor	Successor	Predecessor	
	September 30, 2026	September 30, 2025	Period from June 18 through September 30, 2026	Period from January 1 through June 17, 2026	September 30, 2025
Rental income	$ 114,165	$ 109,127	$ 132,524	$ 207,341	$ 337,241
Expenses:					
Real estate taxes	12,895	13,648	14,940	23,830	39,217
Utility expenses	8,320	7,718	9,401	13,743	20,968
Other operating expenses	29,491	30,739	33,510	56,585	93,181
Depreciation and amortization	49,746	42,834	57,840	98,519	130,405
Loss on impairment of real estate	5,858	–	5,858	–	2,426
Transaction related costs	–	22,904	–	–	27,720
General and administrative	4,916	4,964	6,179	8,512	14,838
Total expenses	111,226	122,807	127,728	201,189	328,755
(Loss) gain on sale of real estate	(5,543)	6	(5,543)	–	(4,572)
Fair value adjustment of warrants	647	–	2,138	–	–
Interest and other income	556	802	1,505	799	2,752
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $1,627, $11,986, $1,863, $4,653 and $35,269, respectively)	(39,918)	(53,259)	(46,462)	(84,548)	(159,144)
Net loss on early extinguishment of debt	(1,047)	(354)	(1,047)	–	(449)
Reorganization items, net	(4,176)	–	(5,070)	(804,874)	–
Loss before income taxes and equity in net earnings (losses) of investees	(46,542)	(66,485)	(49,683)	(882,471)	(152,927)
Income tax benefit (expense)	382	261	344	(61)	30
Equity in net earnings (losses) of investees	377	(115)	469	492	(495)
Net loss	$ (45,783)	$ (66,339)	$ (48,870)	$ (882,040)	$ (153,392)
Weighted average common shares outstanding (basic and diluted):	21,954	73,480	21,954	73,267	71,355
Per common share amounts (basic and diluted):					
Net loss	$ (2.09)	$ (0.90)	$ (2.23)	$ (12.04)	$ (2.15)
Additional Data:					
General and administrative expenses / total assets (at end of period)	0.22%	0.14%	0.28%	0.41%	0.42%
Non-cash straight line rent adjustments included in rental income	$ 7,652	$ 4,750	$ 8,989	$ (1,063)	$ 18,242
Lease value amortization included in rental income	$ 907	$ 140	$ 1,048	$ 258	$ 422
Lease termination fees included in rental income	$ 361	$ 1,179	$ 442	$ 9,903	$ 2,320




Chicago, IL

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Q3 2026 9RETURN TO TABLE OF CONTENTS Successor Predecessor September 30, December 31, ASSETS 2026 2025 Real estate properties: Land $ 607,033 $ 706,623 Buildings and improvements 506,249 2,970,072 Total real estate properties, gross 1,113,282 3,676,695 Accumulated depreciation (5,490) (729,543) Total real estate properties, net 1,107,792 2,947,152 Acquired real estate leases, net 780,803 150,254 Assets of properties held for sale 149,541 — Cash and cash equivalents 60,643 29,486 Restricted cash 24,884 51,175 Rents receivable 26,546 164,114 Investment in unconsolidated joint venture 13,233 16,965 Deferred leasing costs, net 6,177 98,268 Due from related persons — 231 Other assets, net 29,123 30,951 Total assets $ 2,198,742 $ 3,488,596 LIABILITIES AND SHAREHOLDERS’ EQUITY Secured debt, net $ 1,619,058 $ 889,557 Accounts payable and other liabilities 74,374 126,856 Assumed real estate lease obligations, net 30,991 8,374 Liabilities of properties held for sale 5,179 — Due to related persons 3,467 4,689 Total liabilities not subject to compromise 1,733,069 1,029,476 Liabilities subject to compromise — 1,578,133 Total liabilities 1,733,069 2,607,609 Commitments and contingencies Shareholders’ equity: Successor common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized, 21,953,601 shares issued and outstanding in 2026 220 — Predecessor common shares of beneficial interest, $.01 par value: 250,000,000 shares authorized, 73,941,128 shares issued and outstanding in 2025 — 739 Additional paid in capital 514,323 2,658,471 Cumulative net loss (48,870) (308,307) Cumulative common distributions — (1,469,916) Total shareholders’ equity 465,673 880,987 Total liabilities and shareholders’ equity $ 2,198,742 $ 3,488,596 Condensed Consolidated Balance Sheets (dollars in thousands, except per share data) Sterling, VA

Debt Summary (1)

As of September 30, 2026
(dollars in thousands)

	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Fixed Rate Debt:					
Secured Senior Notes					
Senior secured notes due March 2029 (2)	9.000%	$ 300,000	3/31/2029	$ 300,000	2.5
Senior secured notes due December 2029 (3)	8.375%	336,386	12/31/2029	186,756	3.3
Senior secured notes due June 2031 (4)	10.000%	420,000	6/17/2031	420,000	4.7
Senior secured notes due October 2031 (5)	8.750%	425,000	10/1/2031	425,000	5.0
Subtotal / weighted average	9.070%	1,481,386		1,331,756	4.0
Secured Property Mortgages					
Mortgage debt - One property	8.272%	42,700	7/1/2028	42,700	1.8
Mortgage debt - One property	8.139%	26,340	7/1/2028	26,340	1.8
Mortgage debt - Two properties	7.671%	54,300	10/6/2028	54,300	2.0
Mortgage debt - One property	7.210%	30,680	7/1/2033	29,105	6.8
Mortgage debt - One property	7.305%	8,400	7/1/2033	8,400	6.8
Mortgage debt - One property	7.717%	14,900	9/1/2033	14,900	6.9
Subtotal / weighted average	7.792%	177,320		175,745	3.4
Total / weighted average	8.933%	$ 1,658,706		$ 1,507,501	3.9

(1) See pages 28 to 34 for additional information regarding collateral properties.
(2) These notes are guaranteed by certain of OPI's subsidiaries and secured by first mortgage liens on 17 properties.
(3) These notes are issued by Office Properties Income Intermediate Holdco II Trust LLC, a wholly owned subsidiary of OPI, or the 2029 Notes Issuer, and guaranteed by certain of OPI's subsidiaries and currently secured by first mortgage liens on 26 properties. See pages 14 to 15 for more information regarding the operations of these collateral properties. During the three months ended September 30, 2026, OPI redeemed $48,614 of principal under these notes, including $43,614 related to collateral asset sales and a $5,000 mandatory principal payment. Subsequent to September 30, 2026, OPI redeemed an additional $14,630 of principal under these notes related to a collateral asset sale and on October 30, 2026, OPI paid a $15,000 mandatory principal payment under these notes. These notes also require a future mandatory principal payment of $30,000 by February 1, 2027, which is guaranteed by OPI, and additional mandatory principal payments of $45,000 by each of February 1, 2028 and 2029, which payments may be made from proceeds of collateral asset sales.
(4) These notes are guaranteed by certain of OPI's subsidiaries and secured by first liens on 40 properties and second liens on the 19 properties securing the October 2031 notes. OPI optionally redeemed $31,587 of principal under these notes in November 2026 using proceeds from previously completed collateral asset sales.
(5) These notes are guaranteed by certain of OPI's subsidiaries and secured by first mortgage liens on 19 properties.

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Q3 2026 11RETURN TO TABLE OF CONTENTS $300,000 $29,630 $30,000 $45,000 $231,756 $420,000 $425,000 $123,487 $279 $300 $53,254 $300M March 2029 Notes $336M December 2029 Notes $420M June 2031 Notes $425M October 2031 Notes Mortgage Debt 2026 2027 2028 2029 2030 2031 and thereafter 0 150,000 300,000 450,000 600,000 750,000 900,000 Debt Maturity Schedule As of September 30, 2026 (dollars in thousands) (1) (1) Includes $14,630 redeemed in October 2026 related to a collateral asset sale completed on September 30, 2026 and a $15,000 mandatory principal payment made on October 30, 2026.

Q3 2026 12RETURN TO TABLE OF CONTENTS Successor Predecessor For the Three Months Ended September 30, 2026 Period from June 18 through June 30, 2026 Period from April 1 through June 17, 2026 For the Three Months Ended March 31, 2026 December 31, 2025 September 30, 2025 Lease related costs $ 8,157 $ 5,745 $ 2,757 $ 8,458 $ 15,624 $ 4,257 Building improvements 2,216 126 1,989 2,350 2,292 3,922 Recurring capital expenditures 10,373 5,871 4,746 10,808 17,916 8,179 Development, redevelopment and other activities 57 4 (115) 109 (262) 598 Total capital expenditures $ 10,430 $ 5,875 $ 4,631 $ 10,917 $ 17,654 $ 8,777 Average rentable sq. ft. during period 16,344 17,113 17,113 17,113 17,164 17,242 Building improvements per average sq. ft. during period $ 0.14 $ 0.01 $ 0.12 $ 0.14 $ 0.13 $ 0.23 Capital Expenditures Summary (dollars and sq. ft. in thousands, except per sq. ft. data) Capital Expenditures Summary:

Q3 2026 13RETURN TO TABLE OF CONTENTS Dispositions: Date Sold Location Number of Properties Sq. Ft. Occupancy (1) Gross Sales Price Gross Sales Price Per Sq. Ft. 7/20/2026 100 Redwood Shores Parkway, Redwood City, CA 1 63 23.5% $ 16,500 $ 263.07 7/30/2026 8800 Tinicum Boulevard, Philadelphia, PA 1 441 —% 42,000 95.24 8/20/2026 9201 Forest Hill Avenue, Richmond, VA 1 50 100.0% 3,250 64.69 8/21/2026 4201 Patterson Avenue, Baltimore, MD 1 85 100.0% 5,050 59.64 8/21/2026 12795 West Alameda Parkway, Lakewood, CO 1 167 —% 3,700 22.19 9/2/2026 1212 Pittsford - Victor Road, Pittsford, NY 1 55 100.0% 3,750 68.81 9/9/2026 2001-2003 & 2009-2011 Commerce Park Drive, Annapolis, MD 2 103 75.0% 18,500 179.00 9/18/2026 7601 & 7635 Interactive Way, Indianapolis, IN 2 275 100.0% 5,500 19.99 9/29/2026 51 Rio Robles, San Jose, CA 1 61 100.0% 17,000 280.69 9/29/2026 1211 Connecticut Avenue, NW, Washington, D.C. 1 140 38.0% 6,150 44.07 9/30/2026 2115 O'Nel Drive, San Jose, CA 1 98 100.0% 22,000 222.51 10/21/2026 1775 Wiehle Avenue, Reston, VA 1 135 60.0% 12,100 89.32 Total 14 1,673 $ 155,500 $ 93.27 Property Dispositions Since January 1, 2026 (dollars and sq. ft. in thousands, except per sq. ft. data) (1) Represents occupancy at quarter end prior to disposition.

Office Properties Income Intermediate Holdco I Trust LLC (1)

As of September 30, 2026
(dollars and sq. ft. in thousands)

Occupancy, Leasing and Operational Summary

Number of Properties	Sq. Ft.	Occupancy	Weighted Average Remaining Lease Term	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI
26	2,786	75.1%	4.6	$ 41,422	$ 35,379

Consolidated Statements of Income (Loss) of Office Properties Income Intermediate Holdco I Trust LLC

	Three Months Ended September 30, 2026	Period from June 18 through September 30, 2026
Rental income	$ 21,977	$ 25,626
Expenses:		
Real estate taxes	2,571	3,040
Utility expenses	2,210	2,482
Other operating expenses	4,912	5,557
Depreciation and amortization	8,381	9,686
Loss on impairment of real estate	243	243
General and administrative	1,156	1,401
Total expenses	19,473	22,409
Loss on sale of real estate	(1,935)	(1,935)
Interest and other income	16	16
Interest expense	(8,285)	(9,639)
Loss on early extinguishment of debt	(1,047)	(1,047)
Reorganization items, net	(821)	(1,031)
Loss before income taxes	(9,568)	(10,419)
Income tax benefit	90	90
Net loss	$ (9,478)	$ (10,329)

(1) Office Properties Income Intermediate Holdco I Trust LLC, or Intermediate Holdco I, and its subsidiaries are the obligors of the $336,386 senior notes due December 2029. Intermediate Holdco I is a special purpose bankruptcy remote, wholly owned direct subsidiary of OPI, which, together with its subsidiaries, are separate legal entities and the sole owners of their respective assets and liabilities. See page 10 for more information regarding these notes.

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Q3 2026 14

Office Properties Income Intermediate Holdco I Trust LLC (Cont.)

(dollars and sq. ft. in thousands)

Consolidated Balance Sheet of Office Properties Income Intermediate Holdco I Trust LLC

ASSETS		As of September 30, 2026
Real estate properties:		
Land	$	147,965
Buildings and improvements		128,465
Total real estate properties, gross		276,430
Accumulated depreciation		(1,319)
Total real estate properties, net		275,111
Assets of properties held for sale		25,086
Acquired real estate leases, net		100,017
Cash and cash equivalents		2,605
Restricted cash		13,695
Rents receivable		11,181
Deferred leasing costs, net		88
Other assets, net		19,702
Total assets	$	447,485
LIABILITIES		
Secured debt, net	$	328,551
Liabilities of properties held for sale		1,199
Accounts payable and other liabilities		9,727
Due to related persons		9,128
Assumed real estate lease obligations, net		2,728
Total liabilities	$	351,333
Total shareholders' equity	$	96,152

Senior Secured Notes due December 2029 [(1)]

Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
8.375%	$336,386	12/31/2029	$186,756	3.3

Debt Maturity Schedule [(1)]



300,000
250,000
200,000
150,000
100,000
50,000
0
$29,630
$30,000
$45,000
$231,756
2026
2027
2028
2029

(1) See page 10 for more information regarding required principal payments under these notes and pages 29 to 30 for more information regarding the collateral properties.

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Investment in Unconsolidated Joint Venture

As of September 30, 2026
(dollars and sq. ft. in thousands)

Unconsolidated Joint Venture:

Joint Venture	OPI Ownership	OPI Investment		Number of Properties	Location	Sq. Ft.	Occupancy	Weighted Average Remaining Lease Term
Prosperity Metro Plaza	51%	$	13,233	2	Fairfax, VA	346	93.0%	4.5 years

Outstanding Unconsolidated Debt:

Joint Venture	OPI Ownership	Interest Rate [1]	Maturity Date	Principal Balance		Annual Debt Service		Principal Balance at Maturity		OPI Share of Principal Balance [2]	
Prosperity Metro Plaza	51%	4.090%	12/1/2029	$	48,412	$	2,833	$	45,246	$	24,690

Results of Operations - Prosperity Metro Plaza: [3]

	Successor				Predecessor	
	Three Months Ended September 30, 2026		Period from June 18 through September 30, 2026		Period from January 1 through June 17, 2026	
Equity in earnings	$	377	$	469	$	492
Depreciation and amortization		521		605		1,041
Other expenses, net [4]		246		284		453
NOI		1,144		1,358		1,986
Non-cash straight line rent adjustments included in rental income [5]		(150)		(259)		(86)
Cash Basis NOI	$	994	$	1,099	$	1,900

(1) Includes the effect of mark to market accounting.
(2) Reflects OPI's proportionate share of the principal debt balance based on its ownership percentage of the joint venture; none of the debt is recourse to OPI.
(3) Reflects OPI's proportionate share of operating results based on its ownership percentage of the joint venture.
(4) Includes interest expense, net of other income.
(5) OPI's unconsolidated joint venture reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to the unconsolidated joint venture by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.



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Q3 2026 16

17RETURN TO TABLE OF CONTENTS Q3 2026 Portfolio Information

Q3 2026 18RETURN TO TABLE OF CONTENTS Three Months Ended Nine Months Ended Successor Predecessor Successor Predecessor September 30, 2026 September 30, 2025 Period from June 18 through September 30, 2026 Period from January 1 through June 17, 2026 September 30, 2025 Properties (end of period) 90 90 90 90 Rentable sq. ft. 13,422 13,423 13,422 13,422 Percent leased 88.8% 88.8% 88.7% 88.8% Rental income $ 104,973 $ 95,564 $ 121,715 $ 182,890 $ 293,276 Same Property NOI $ 60,555 $ 50,860 $ 71,022 $ 101,821 $ 160,649 Same Property Cash Basis NOI $ 51,525 $ 44,867 $ 60,424 $ 96,560 $ 139,798 Same Property NOI % margin 57.7% 53.2% 58.4% 55.7% 54.8% Same Property Cash Basis NOI % margin 53.7% 50.1% 54.4% 54.4% 51.3% Same Property NOI % change 19.1% Same Property Cash Basis NOI % change 14.8% Summary Same Property Results (dollars and sq. ft. in thousands) Houston, TX

Occupancy and Leasing Summary (1)

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026
Properties (end of period)	109	122	122	122	124	109
Rentable sq. ft.	15,575	17,113	17,113	17,113	17,214	15,575
Percentage leased	80.7%	77.9%	78.2%	78.2%	78.3%	80.7%
Leasing Activity (Sq. Ft.):						
New leases	13	22	35	49	51	70
Renewals	387	154	177	104	131	718
Total	400	176	212	153	182	788
Weighted Average Lease Term by Sq. Ft. (years):						
New leases	8.3	4.1	1.6	7.5	4.7	3.7
Renewals	8.7	7.7	5.1	7.9	4.2	7.6
Total	8.7	7.3	4.5	7.8	4.3	7.2
Leasing Cost and Concession Commitments:						
New leases	$ 660	$ 327	$ 513	$ 1,084	$ 1,217	$ 1,500
Renewals	7,039	2,486	4,003	5,664	1,292	13,528
Total	$ 7,699	$ 2,813	$ 4,516	$ 6,748	$ 2,509	$ 15,028
Leasing Cost and Concession Commitments per Sq. Ft.:						
New leases	$ 49.54	$ 14.71	$ 14.73	$ 21.75	$ 23.90	$ 21.31
Renewals	$ 18.17	$ 16.18	$ 22.67	$ 54.88	$ 9.81	$ 18.85
Total	$ 19.21	$ 16.00	$ 21.36	$ 44.09	$ 13.74	$ 19.07
Leasing Cost and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 6.00	$ 3.55	$ 9.24	$ 2.88	$ 5.10	$ 5.82
Renewals	$ 2.09	$ 2.10	$ 4.48	$ 6.91	$ 2.33	$ 2.49
Total	$ 2.22	$ 2.20	$ 4.76	$ 5.64	$ 3.16	$ 2.64

(1) This leasing summary is based on leases entered during the periods indicated.

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Q3 2026 19

Q3 2026 20RETURN TO TABLE OF CONTENTS Investment Grade: 62.4% Not Rated: 32.0% Non-Investment Grade: 5.6% Percentage of Total Annualized Rental Income Tenant Credit Characteristics (4) (3) Tenant Industry Tenant Diversity and Credit Characteristics As of September 30, 2026 U.S. Government: 18.9% Real Estate & Financial: 15.9% Technology & Communications: 14.3%Legal & Other Professional Services: 14.0% Manufacturing & Transportation: 11.4% Government Contractors: 9.5% State and Municipalities: 8.4% Other: 5.6% Life Sciences and Medical: 2.0%

Tenants Representing 1% or More of Total Annualized Rental Income

As of September 30, 2026
(dollars and sq. ft. in thousands)

	Tenant	Credit Rating	Sq. Ft.	% of Leased Sq. Ft.	Annualized Rental Income	% of Total Annualized Rental Income
1	U.S. Government	Investment Grade	2,398	19.1%	$ 73,937	18.9%
2	Alphabet Inc. (Google)	Investment Grade	386	3.1%	22,478	5.8%
3	IG Investments Holdings LLC	Not Rated	337	2.7%	19,228	4.9%
4	Bank of America Corporation	Investment Grade	577	4.6%	18,762	4.8%
5	Shook, Hardy & Bacon L.L.P.	Not Rated	412	3.3%	13,872	3.6%
6	Northrop Grumman Corporation	Investment Grade	337	2.7%	11,888	3.0%
7	State of California	Investment Grade	367	2.9%	11,030	2.8%
8	State of Georgia	Investment Grade	308	2.5%	9,260	2.4%
9	Compass Group plc	Investment Grade	267	2.1%	6,876	1.8%
10	Automatic Data Processing, Inc.	Investment Grade	289	2.3%	6,724	1.7%
11	Primerica, Inc.	Investment Grade	344	2.7%	6,163	1.6%
12	Leidos Holdings Inc.	Investment Grade	159	1.3%	6,100	1.6%
13	Church & Dwight Co., Inc.	Investment Grade	250	2.0%	6,098	1.6%
14	AT&T Inc.	Investment Grade	425	3.4%	5,984	1.5%
15	Science Applications International Corp	Non Investment Grade	159	1.3%	5,438	1.4%
16	CommScope Holding Company Inc.	Non Investment Grade	96	0.8%	5,009	1.3%
17	Rocky Mountain University of Health Professions, Inc.	Not Rated	170	1.4%	4,936	1.3%
18	Hartford Financial Services Group Inc	Investment Grade	143	1.1%	4,584	1.2%
19	Berkshire Hathaway Inc.	Investment Grade	134	1.1%	4,535	1.2%
20	Open Text Corporation	Non Investment Grade	142	1.1%	4,136	1.1%
21	Commonwealth of Virginia	Investment Grade	172	1.4%	4,066	1.0%
22	BAE Systems plc	Investment Grade	139	1.1%	4,033	1.0%
	Tenants not representing 1% or more of total annualized rental income		4,552	36.0%	135,101	34.5%
			12,563	100.0%	$ 390,238	100.0%

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Q3 2026 21

Q3 2026 22RETURN TO TABLE OF CONTENTS Year (1) Number of Leases Expiring Leased Square Feet Expiring % of Total Leased Square Feet Expiring Cumulative % of Total Leased Square Feet Expiring Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2026 12 152 1.2% 1.2% $ 6,239 1.6% 1.6% 2027 33 1,163 9.3% 10.5% 35,734 9.2% 10.8% 2028 22 527 4.2% 14.7% 28,687 7.4% 18.2% 2029 37 1,070 8.5% 23.2% 35,114 9.0% 27.2% 2030 32 1,024 8.2% 31.4% 33,815 8.7% 35.9% 2031 29 1,673 13.3% 44.7% 42,897 11.0% 46.9% 2032 21 691 5.5% 50.2% 22,500 5.8% 52.7% 2033 15 1,162 9.2% 59.4% 23,912 6.1% 58.8% 2034 11 1,728 13.8% 73.2% 46,843 12.0% 70.8% 2035 and thereafter 35 3,373 26.8% 100.0% 114,497 29.2% 100.0% Total 247 12,563 100.0% $ 390,238 100.0% Weighted average remaining lease term (in years) 6.3 6.2 (1) The year of lease expiration is pursuant to current contract terms. Lease Expiration Schedule As of September 30, 2026 (dollars and sq. ft. in thousands) Atlanta, GA

23RETURN TO TABLE OF CONTENTS Q3 2026 Appendix

24RETURN TO TABLE OF CONTENTS Q3 2026 Management: OPI is managed by The RMR Group (Nasdaq: RMR). RMR is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. As of September 30, 2026, RMR had approximately $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating CRE. OPI believes that being managed by RMR is a competitive advantage for OPI because of RMR’s depth of management and experience in the real estate industry. OPI also believes RMR provides management services to it at a lower cost than OPI would have to pay for similar quality services if it were self managed. Company Profile and Governance Information Board of Trustees Jonathan Heller Jonathan Kolatch William A. Lamkin Chairman of the Board Independent Trustee Independent Trustee Adam D. Portnoy Irvin Schlussel Trustee Independent Trustee Executive Officers Yael Duffy Brian E. Donley President and Chief Executive Officer Chief Financial Officer and Treasurer

Calculation and Reconciliation of NOI and Cash Basis NOI

OFFICE PROPERTIES INCOME TRUST

(dollars in thousands)

	Successor		Predecessor			
	For the Three Months Ended 9/30/2026	Period from June 18 through June 30, 2026	Period from April 1 through June 17, 2026	For the Three Months Ended 3/31/2026	For the Three Months Ended 12/31/2025	For the Three Months Ended 9/30/2025
Calculation of NOI and Cash Basis NOI:						
Rental income	$ 114,165	$ 18,359	$ 98,473	$ 108,868	$ 105,315	$ 109,127
Property operating expenses	(50,706)	(7,145)	(41,703)	(52,455)	(43,980)	(52,105)
NOI	**63,459**	**11,214**	**56,770**	**56,413**	**61,335**	**57,022**
Non-cash straight line rent adjustments included in rental income	(7,652)	(1,337)	2,999	(1,936)	(4,832)	(4,750)
Lease value amortization included in rental income	(907)	(141)	(118)	(140)	(140)	(140)
Lease termination fees included in rental income	(361)	(81)	(9,248)	(655)	(817)	(1,179)
Non-cash amortization included in other operating expenses	–	–	(11)	(13)	(13)	(13)
Cash Basis NOI	**$ 54,539**	**$ 9,655**	**$ 50,392**	**$ 53,669**	**$ 55,533**	**$ 50,940**
Reconciliation of Net (Loss) Income to NOI and Cash Basis NOI:						
Net loss	$ (45,783)	$ (3,087)	$ (789,019)	$ (93,021)	$ (118,982)	$ (66,339)
Equity in net (earnings) losses of investees	(377)	(92)	(382)	(110)	(90)	115
Income tax (benefit) expense	(382)	38	207	(146)	146	(261)
Loss before income taxes and equity in net (earnings) losses of investees	(46,542)	(3,141)	(789,194)	(93,277)	(118,926)	(66,485)
Reorganization items, net	4,176	894	745,342	59,532	78,333	–
Net loss on early extinguishment of debt	1,047	–	–	–	–	354
Interest expense	39,918	6,544	42,341	42,207	44,310	53,259
Fair value adjustment of warrants	(647)	(1,491)	–	–	–	–
Interest and other income	(556)	(949)	(368)	(431)	(394)	(802)
Loss (gain) on sale of real estate	5,543	–	–	–	(5,488)	(6)
General and administrative	4,916	1,263	4,213	4,299	4,591	4,964
Transaction related costs	–	–	–	–	14,735	22,904
Loss (gain) on impairment of real estate	5,858	–	–	–	(378)	–
Depreciation and amortization	49,746	8,094	54,436	44,083	44,552	42,834
NOI	**63,459**	**11,214**	**56,770**	**56,413**	**61,335**	**57,022**
Non-cash amortization included in other operating expenses	–	–	(11)	(13)	(13)	(13)
Lease termination fees included in rental income	(361)	(81)	(9,248)	(655)	(817)	(1,179)
Lease value amortization included in rental income	(907)	(141)	(118)	(140)	(140)	(140)
Non-cash straight line rent adjustments included in rental income	(7,652)	(1,337)	2,999	(1,936)	(4,832)	(4,750)
Cash Basis NOI	**$ 54,539**	**$ 9,655**	**$ 50,392**	**$ 53,669**	**$ 55,533**	**$ 50,940**



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Q3 2026 25

Calculation and Reconciliation of NOI and Cash Basis NOI

OFFICE PROPERTIES INCOME TRUST

(dollars in thousands)

	Successor	Predecessor	
	Period from June 18 through September 30, 2026	Period from January 1 through June 17, 2026	For the Nine Months Ended September 30, 2025
Calculation of NOI and Cash Basis NOI:			
Rental income	$ 132,524	$ 207,341	$ 337,241
Property operating expenses	(57,851)	(94,158)	(153,366)
NOI	**74,673**	**113,183**	**183,875**
Non-cash straight line rent adjustments included in rental income	(8,989)	1,063	(18,242)
Lease value amortization included in rental income	(1,048)	(258)	(422)
Lease termination fees included in rental income	(442)	(9,903)	(2,320)
Non-cash amortization included in other operating expenses	–	(24)	(39)
Cash Basis NOI	**$ 64,194**	**$ 104,061**	**$ 162,852**
Reconciliation of Net (Loss) Income to NOI and Cash Basis NOI:			
Net loss	$ (48,870)	$ (882,040)	$ (153,392)
Equity in net (earnings) losses of investees	(469)	(492)	495
Income tax (benefit) expense	(344)	61	(30)
Loss before income taxes and equity in net (earnings) losses of investees	(49,683)	(882,471)	(152,927)
Reorganization items, net	5,070	804,874	–
Net loss on early extinguishment of debt	1,047	–	449
Interest expense	46,462	84,548	159,144
Fair value adjustment of warrants	(2,138)	–	–
Interest and other income	(1,505)	(799)	(2,752)
Loss on sale of real estate	5,543	–	4,572
General and administrative	6,179	8,512	14,838
Transaction related costs	–	–	27,720
Loss on impairment of real estate	5,858	–	2,426
Depreciation and amortization	57,840	98,519	130,405
NOI	**74,673**	**113,183**	**183,875**
Non-cash amortization included in other operating expenses	–	(24)	(39)
Lease termination fees included in rental income	(442)	(9,903)	(2,320)
Lease value amortization included in rental income	(1,048)	(258)	(422)
Non-cash straight line rent adjustments included in rental income	(8,989)	1,063	(18,242)
Cash Basis NOI	**$ 64,194**	**$ 104,061**	**$ 162,852**

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Q3 2026 26

Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI

(dollars in thousands)

	For the Three Months Ended		For the Nine Months Ended		
	Successor	Predecessor	Successor	Predecessor	
	September 30, 2026	September 30, 2025	Period from June 18 through September 30, 2026	Period from January 1 through June 17, 2026	September 30, 2025
Reconciliation of NOI to Same Property NOI:					
Rental income	$ 114,165	$ 109,127	$ 132,524	$ 207,341	$ 337,241
Property operating expenses	(50,706)	(52,105)	(57,851)	(94,158)	(153,366)
NOI	63,459	57,022	74,673	113,183	183,875
Less: NOI of properties not included in same property results	(2,904)	(6,162)	(3,651)	(11,362)	(23,226)
Same Property NOI	**$ 60,555**	**$ 50,860**	**$ 71,022**	**$ 101,821**	**$ 160,649**
Calculation of Same Property Cash Basis NOI:					
Same Property NOI	$ 60,555	$ 50,860	$ 71,022	$ 101,821	$ 160,649
Add: Lease value amortization included in rental income	(907)	(129)	(1,048)	(238)	(436)
Less: Non-cash straight line rent adjustments included in rental income	(7,762)	(5,185)	(9,108)	(3,945)	(19,597)
Lease termination fees included in rental income	(361)	(686)	(442)	(1,093)	(843)
Non-cash amortization included in property operating expenses	–	7	–	15	25
Same Property Cash Basis NOI	**$ 51,525**	**$ 44,867**	**$ 60,424**	**$ 96,560**	**$ 139,798**

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Q3 2026 27

Property Detail (by Collateral Pool) (1)

As of September 30, 2026
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31, 2027	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$300M Senior Notes due 2029										
15451 North 28th Avenue, Phoenix, AZ	1	67	–	100.0%	6.3	$ 1,614	$ 891	$ 808	$ –	$ 9,023
2500 Walsh Avenue, Santa Clara, CA	1	66	–	100.0%	8.3	3,042	2,235	2,059	–	20,274
2548 Campbell Place, Carlsbad, CA **	1	46	–	100.0%	4.5	1,991	1,575	1,583	–	10,726
350 West Java Drive, Sunnyvale, CA	1	96	–	100.0%	6.2	5,009	3,745	3,701	–	33,893
77 Rio Robles Drive, San Jose, CA	1	68	–	100.0%	4.2	2,960	1,930	1,986	–	23,363
915 L Street, Sacramento, CA	1	164	5	98.0%	4.2	5,988	3,817	3,809	–	26,586
9815 Goethe Road, Sacramento, CA	1	88	–	100.0%	6.8	2,296	1,195	1,176	–	10,043
7850 Southwest 6th Court, Plantation, FL	1	136	–	100.0%	11.1	4,535	2,894	2,667	–	28,614
1224 Hammond Drive NE, Atlanta, GA	1	358	–	98.4%	9.1	19,595	13,092	12,067	182	79,358
1185 South Vinnell Way, Boise, ID	1	30	–	100.0%	15.4	1,185	645	573	–	3,863
1249 South Vinnell Way, Boise, ID	1	60	–	100.0%	5.1	1,446	752	739	860	5,003
1387 South Vinnell Way, Boise, ID	1	91	–	100.0%	5.1	2,096	1,208	1,109	1,309	5,961
12515-4 Research Boulevard, Austin, TX **	1	93	–	100.0%	2.8	3,184	2,098	2,195	–	17,139
3600 Wiseman Boulevard, San Antonio, TX	1	100	–	100.0%	6.1	3,442	2,055	1,996	–	15,351
1800 Novell Place, Provo, UT	1	412	–	87.8%	9.2	10,261	6,384	5,719	118	44,668
2101 Bermuda Hundred Drive, Chester, VA	1	225	–	100.0%	7.3	1,504	1,134	1,077	–	9,538
65 Bowdoin Street, S. Burlington, VT	1	26	–	100.0%	2.8	1,331	688	683	–	7,048
Total $300M Senior Notes due 2029	17	2,126	5	97.4%	7.5	71,479	46,338	43,947	2,469	350,451

(1) See notes on page 10 regarding OPI's debt agreements and encumbrances.

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Q3 2026 28

Property Detail (by Collateral Pool)

OFFICE PROPERTIES INCOME TRUST

As of September 30, 2026
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31, 2027	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$336M Senior Notes due 2029 (Same Properties)										
2544 Campbell Place, Carlsbad, CA **	1	45	–	100.0%	5.8	1,383	716	654	1,109	7,195
47131 Bayside Parkway, Fremont, CA **	1	101	–	100.0%	11.3	3,487	2,613	1,070	–	23,869
11 Dupont Circle, NW, Washington, D.C. **	1	159	–	74.7%	5.7	7,909	4,747	3,498	103	27,857
20 Massachusetts Avenue NW, Washington, D.C. (1)	1	188	–	–%	–	–	2,678	2,960	–	60,954
625 Indiana Avenue, NW, Washington, D.C. **	1	165	2	94.7%	6.9	8,642	4,801	4,570	–	23,934
8900 Grand Oak Circle, Tampa, FL **	1	68	–	100.0%	5.5	2,068	1,159	1,161	–	7,578
100 North Washington Street, Boston, MA	1	49	17	33.7%	1.0	648	21	26	121	6,605
126-132 North Washington Street, Boston, MA	1	13	13	100.0%	0.8	406	92	93	–	5,139
25 Newport Avenue Extension, Quincy, MA **	1	93	1	100.0%	4.7	2,630	1,067	995	–	12,837
251 Causeway Street, Boston, MA	1	141	–	–%	–	–	(1,416)	(1,426)	–	4,350
10320 Little Patuxent Parkway, Columbia, MD **	1	155	10	47.6%	2.8	2,550	736	736	–	7,423
520 Gaither Road, Rockville, MD **	1	139	–	100.0%	5.4	4,033	2,272	709	4,020	29,710
530 Gaither Road, Rockville, MD **	1	216	114	100.0%	2.0	7,713	5,235	3,758	234	26,564
534 Gaither Road, Rockville, MD **	1	3	–	100.0%	10.2	23	(22)	(22)	–	1,264
540 Gaither Road, Rockville, MD **	1	131	12	63.9%	2.9	2,308	605	773	–	23,009
7001 Columbia Gateway Drive, Columbia, MD **	1	117	–	69.5%	3.8	2,716	1,314	1,320	957	12,188
446 Wrenplace Road, Fort Mill, SC **	1	150	–	100.0%	5.0	3,160	2,794	2,721	–	21,622
1511 East Common Street, New Braunfels, TX **	1	63	–	100.0%	3.8	2,030	1,112	1,050	–	10,106
45600 Woodland Road, Sterling, VA **	1	110	–	100.0%	3.5	3,652	3,133	2,860	–	17,787
45610 Woodland Road, Sterling, VA **	1	111	2	75.0%	5.0	2,737	1,401	1,123	4	18,150
7987 Ashton Avenue, Manassas, VA **	1	69	–	100.0%	4.3	1,702	1,051	1,042	929	10,805
9960 Mayland Drive, Richmond, VA **	1	174	170	99.5%	0.3	4,066	2,355	2,611	–	23,120
$336M Senior Notes due 2029 (Same Properties)	22	2,460	341	75.5%	4.7	63,863	38,464	32,282	7,477	382,066

(1) Sq. Ft. excludes 240 square feet under a hotel management agreement.

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Q3 2026 29

Property Detail (by Collateral Pool)

OFFICE PROPERTIES INCOME TRUST

As of September 30, 2026
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31, 2027	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$336M Senior Notes due 2029 (HFS)										
4241 NE 34th Street, Kansas City, MO	1	88	–	100.0%	4.0	2,048	962	955	–	3,310
10b Airline Drive, Colonie, NY	1	64	–	100.0%	4.4	965	386	416	34	3,001
1401 K Street, NW, Washington, D.C.	1	130	15	57.7%	4.2	4,404	1,714	1,828	73	14,539
6315 Hillside Court, Columbia, MD	1	44	5	19.6%	1.7	186	(104)	(102)	–	3,269
$336M Senior Notes due 2029 (HFS) *	4	326	20	72.4%	4.1	7,603	2,958	3,097	107	24,119
Total $336M Senior Notes due 2029	26	2,786	361	75.1%	4.6	71,466	41,422	35,379	7,584	406,185
$420M Senior Notes due June 2031 (Same Properties)										
445 Jan Davis Drive, Huntsville, AL	1	57	–	100.0%	4.8	1,019	962	868	–	9,737
10350 NW 112th Avenue, Miami, FL	1	79	79	100.0%	1.3	3,337	2,401	2,401	–	19,417
4712 Southpark Boulevard, Ellenwood, GA	1	352	–	100.0%	7.9	4,588	2,638	1,683	3,230	19,888
1415 West Diehl Road, Naperville, IL **	1	735	8	55.5%	5.7	11,596	7,518	6,562	–	66,464
330 Billerica Road, Chelmsford, MA **	1	98	–	61.6%	8.2	1,696	807	711	–	1,488
2645 and 2655 Long Lake Road, Roseville, MN	1	58	–	100.0%	8.7	1,432	675	579	–	4,698
18010 Burt Street, Omaha, NE **	1	101	–	100.0%	7.8	2,602	1,877	1,661	–	12,318
2231 Schrock Road, Columbus, OH	1	42	–	100.0%	5.8	546	452	401	–	3,606
10451 Clay Road, Houston, TX	1	97	–	100.0%	2.5	2,535	2,156	1,906	–	18,748
16001 North Dallas Parkway, Addison, TX	2	554	–	100.0%	10.4	17,991	11,431	7,538	7,277	100,651
202 North Castlegory Road, Houston, TX	1	84	84	100.0%	1.3	2,920	1,754	1,721	–	13,379
3400 West Plano Parkway, Plano, TX	1	235	–	100.0%	4.6	1,772	2,166	1,546	–	23,036
4221 W. John Carpenter Freeway, Irving, TX	1	54	–	100.0%	6.7	972	704	639	–	5,997

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Q3 2026 30

Property Detail (by Collateral Pool)

As of September 30, 2026
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31, 2027	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$420M Senior Notes due June 2031 (Same Properties) - Continued										
14660 Lee Road, Chantilly, VA	1	80	–	100.0%	3.3	3,112	2,152	2,099	–	16,673
Two Commercial Place, Norfolk, VA	1	289	289	100.0%	0.8	6,724	4,178	4,400	–	20,066
711 S 14th Avenue, Safford, AZ	1	36	2	100.0%	2.6	1,158	595	590	–	4,472
10949 N. Mather Boulevard, Rancho Cordova, CA	1	94	94	100.0%	0.8	2,957	1,600	1,707	–	17,239
11020 Sun Center Drive, Rancho Cordova, CA	1	83	–	100.0%	10.2	2,107	1,098	1,021	–	9,375
7958 South Chester Street, Centennial, CO **	1	167	–	48.4%	6.8	2,078	(447)	(1,120)	268	16,267
8305 NW 62nd Avenue, Johnston, IA	1	199	–	100.0%	10.4	3,363	2,832	3,183	695	21,052
18020 Burt Street, Omaha, NE **	1	101	–	44.7%	9.8	1,277	8	(578)	–	7,619
9680 Old Bailes Road, Fort Mill, SC	1	60	–	100.0%	6.2	868	701	716	–	5,794
12515-3 Research Boulevard, Austin, TX **	1	55	–	–%	–	–	(475)	(475)	–	3,211
2900 West Plano Parkway, Plano, TX	1	191	–	100.0%	4.6	4,212	2,733	2,530	–	29,869
Vacant land parcels and other	–	–	–	–%	–	–	(86)	(86)	6	9,979
$420M Senior Notes due June 2031 (Same Properties)	25	3,901	556	85.7%	6.2	80,862	50,430	42,203	11,476	461,043
$420M Senior Notes due June 2031 (HFS)										
131 Clayton Street, Montgomery, AL	1	58	58	100.0%	0.8	1,780	1,062	1,058	–	4,554
603 San Juan Avenue, Stockton, CA	1	22	22	100.0%	0.5	1,168	521	643	–	5,505
4344 Carmichael Road, Montgomery, AL	1	49	–	100.0%	2.6	1,680	1,172	1,076	–	6,660

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Q3 2026 31

Property Detail (by Collateral Pool)

As of September 30, 2026
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31, 2027	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$420M Senior Notes due June 2031 (HFS) - Continued										
1760 Business Center Drive, Reston, VA	1	275	–	–%	–	–	(805)	(825)	–	17,203
840 First Street, NE, Washington, D.C.	1	253	–	15.4%	4.0	2,480	(1,058)	(917)	–	8,184
1775 Wiehle Avenue, Reston, VA (1)	1	135	19	60.0%	4.7	2,934	1,364	1,705	634	9,519
6310 Hillside Court, Columbia, MD	1	43	3	92.2%	3.4	1,094	668	693	–	6,287
3550 Green Court, Ann Arbor, MI	1	82	81	100.0%	1.1	1,848	1,651	1,712	–	3,074
299 Jefferson Road, Parsippany, NJ	1	151	–	–%	–	–	(823)	(823)	–	12,128
8675, 8701-8711 Freeport Pkwy and 8901 Esters Blvd, Irving, TX	3	458	–	–%	–	–	(2,120)	(2,120)	–	30,451
351 Elliott Ave West, Seattle, WA	1	108	–	–%	–	–	(1,122)	(1,122)	–	5,148
401 Elliott Ave West, Seattle, WA	1	77	–	1.9%	2.4	91	(1,190)	(1,189)	–	5,500
501 Elliott Ave West, Seattle, WA	1	114	–	39.3%	7.2	3,272	8,713	3,852	–	8,140
$420M Senior Notes due June 2031 (HFS) *	15	1,825	183	22.6%	3.6	16,347	8,033	3,743	634	122,353
Total $420M Senior Notes due June 2031	40	5,726	739	65.6%	5.7	97,209	58,463	45,946	12,110	583,396
$425M Senior Notes due October 2031										
2235 Iron Point Road, Folsom, CA	1	96	–	100.0%	3.1	3,033	2,350	2,438	2,368	22,128
4560 Viewridge Avenue, San Diego, CA	1	93	–	100.0%	4.7	3,470	2,254	2,289	–	12,980
440 First Street, NW, Washington, D.C.	1	142	30	82.9%	5.7	8,628	4,502	4,061	144	28,127
180 Ted Turner Drive SW, Atlanta, GA	1	91	–	100.0%	10.9	3,608	2,539	2,265	–	37,272
600 West Peachtree Street NW, Atlanta, GA	1	387	3	94.8%	3.1	11,078	6,094	6,419	323	37,143
1000 West Fulton Market, Chicago, IL	1	545	18	92.9%	3.0	28,719	15,939	15,461	–	114,057

(1) Property was sold in October 2026.

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Q3 2026 32

Property Detail (by Collateral Pool)

As of September 30, 2026
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31, 2027	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$425M Senior Notes due October 2031 - Continued										
2020 S. Arlington Heights, Arlington Heights, IL	1	58	–	100.0%	14.3	2,087	1,138	1,186	–	8,235
2555 Grand Boulevard, Kansas City, MO	1	596	–	69.2%	7.4	13,880	7,456	6,883	7,417	52,846
2300 Yorkmont Road, Charlotte, NC	1	151	–	94.2%	4.3	3,474	2,175	2,326	–	10,983
2400 Yorkmont Road, Charlotte, NC	1	133	–	100.0%	4.3	3,402	1,688	1,832	–	12,361
14668 Lee Road, Chantilly, VA	1	170	–	98.7%	12.5	6,181	4,234	2,271	–	32,058
14672 Lee Road, Chantilly, VA	1	159	159	100.0%	0.6	5,438	3,822	3,988	–	15,566
1751 Blue Hills Drive, Roanoke, VA	1	399	–	100.0%	7.0	2,370	1,919	1,821	–	16,838
45101 Warp Drive, Sterling, VA	1	161	–	100.0%	7.9	5,677	3,472	3,528	–	37,345
45201 Warp Drive, Sterling, VA	1	88	–	100.0%	7.9	3,118	1,975	1,901	–	20,766
45301 Warp Drive, Sterling, VA	1	88	–	100.0%	7.9	3,092	1,976	1,896	401	19,882
2420 Stevens Center Place, Richland, WA	1	93	–	100.0%	7.0	2,865	1,767	1,529	–	9,606
2430 Stevens Center Place, Richland, WA	1	47	–	100.0%	7.0	1,457	825	704	–	5,128
5353 Yellowstone Road, Cheyenne, WY	1	106	–	92.9%	13.9	3,112	1,819	1,162	137	9,288
Total $425M Senior Notes October due 2031	19	3,603	210	91.9%	5.8	114,689	67,944	63,960	10,790	502,609

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Q3 2026 33

Property Detail (by Collateral Pool)

As of September 30, 2026
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31, 2027	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
Mortgage Notes										
145 Rio Robles Drive, San Jose, CA	1	58	–	100.0%	6.8	2,394	1,692	1,582	–	17,310
One Primerica Parkway, Duluth, GA	1	344	–	100.0%	9.3	6,163	5,440	5,213	7,347	52,792
3300 75th Avenue, Landover, MD	1	266	–	100.0%	12.9	6,720	4,719	4,544	–	37,036
1220 Echelon Parkway, Jackson, MS	1	110	–	100.0%	18.1	4,398	2,255	1,655	682	17,017
500 Charles Ewing Boulevard, Ewing, NJ	1	250	–	100.0%	6.7	6,098	5,697	5,803	–	53,859
701 Clay Road, Waco, TX	1	139	–	100.0%	9.3	3,538	1,890	1,964	–	12,777
22330 Glenn Drive, Sterling, VA	1	167	–	100.0%	4.9	6,084	3,856	3,747	1,683	30,006
Total Mortgage Notes	7	1,334	–	100.0%	9.7	35,395	25,549	24,508	9,712	220,797
Sold Properties	–	–	–	–%	–	–	9,475	10,048	–	–
Total / Weighted Average	109	15,575	1,315	80.7%	6.2	$ 390,238	$ 249,191	$ 223,788	$ 42,665	$ 2,063,438

*As of September 30, 2026, OPI had 19 properties containing approximately 2,152 rentable square feet classified as held for sale in its condensed consolidated balance sheet, one of which was sold in October 2026 for a gross sales price of $12,100, 15 of which are under agreement to sell for an aggregate gross sales price of $134,077 and the remaining three of which are being actively marketed.

**In addition to the 19 properties classified as held for sale as of September 30, 2026, OPI has identified an additional 26 properties containing approximately 3,467 rentable square feet that are in various stages of marketing for sale.

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Q3 2026 34

Calculation of EBITDA, EBITDA*re*, Adjusted EBITDA*re* and Adjusted EBITDA*re* / Interest Expense

(dollars in thousands)

	Successor		Predecessor			
				For the Three Months Ended		
	For the Three Months Ended 9/30/2026	Period from June 18 through June 30, 2026	Period from April 1 through June 17, 2026	3/31/2026	12/31/2025	9/30/2025
Net loss	$ (45,783)	$ (3,087)	$ (789,019)	$ (93,021)	$ (118,982)	$ (66,339)
Add (less): Interest expense	39,918	6,544	42,341	42,207	44,310	53,259
Income tax (benefit) expense	(382)	38	207	(146)	146	(261)
Depreciation and amortization	49,746	8,094	54,436	44,083	44,552	42,834
EBITDA	43,499	11,589	(692,035)	(6,877)	(29,974)	29,493
Add (less): Loss (gain) on impairment of real estate	5,858	–	–	–	(378)	–
Loss (gain) on sale of real estate	5,543	–	–	–	(5,488)	(6)
Equity in net (earnings) losses of investees	(377)	(92)	(382)	(110)	(90)	115
EBITDA*re*	54,523	11,497	(692,417)	(6,987)	(35,930)	29,602
Add (less): Reorganization items, net	4,176	894	745,342	59,532	78,333	–
Transaction related costs	–	–	–	–	14,735	22,904
Fair value adjustment of warrants	(647)	(1,491)	–	–	–	–
General and administrative expense paid in common shares [1]	–	–	888	166	170	239
Net loss on early extinguishment of debt	1,047	–	–	–	–	354
Adjusted EBITDA*re*	$ 59,099	$ 10,900	$ 53,813	$ 52,711	$ 57,308	$ 53,099
Adjusted EBITDA*re* / Interest Expense	1.5x	1.7x	1.3x	1.2x	1.3x	1.0x

(1) Amounts represent equity based compensation to OPI's Trustees, OPI's officers and certain other employees of RMR.

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Q3 2026 35

Q3 2026 36RETURN TO TABLE OF CONTENTS Successor Predecessor Period from June 18 through September 30, 2026 Period from January 1 through June 17, 2026 For the Nine Months Ended September 30, 2025 Net loss $ (48,870) $ (882,040) $ (153,392) Add (less): Interest expense 46,462 84,548 159,144 Income tax (benefit) expense (344) 61 (30) Depreciation and amortization 57,840 98,519 130,405 EBITDA 55,088 (698,912) 136,127 Add (less): Loss on impairment of real estate 5,858 — 2,426 Loss on sale of real estate 5,543 — 4,572 Equity in net (earnings) losses of investees (469) (492) 495 EBITDAre 66,020 (699,404) 143,620 Add (less): Reorganization items, net 5,070 804,874 — Transaction related costs — — 27,720 Fair value adjustment of warrants (2,138) — — General and administrative expense paid in common shares (1) — 1,054 723 Net loss on early extinguishment of debt 1,047 — 449 Adjusted EBITDAre $ 69,999 $ 106,524 $ 172,512 Adjusted EBITDAre / Interest Expense 1.5x 1.3x 1.1x Calculation of EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre / Interest Expense (dollars in thousands) (1) Amounts represent equity based compensation to OPI's Trustees, OPI's officers and certain other employees of RMR.

Calculation of FFO, Normalized FFO and CAD

(amounts in thousands, except per share data)

	Successor		Predecessor			
	For the Three Months Ended 9/30/2026	Period from June 18 through June 30, 2026	Period from April 1 through June 17, 2026	For the Three Months Ended 3/31/2026	For the Three Months Ended 12/31/2025	For the Three Months Ended 9/30/2025
Net loss	$ (45,783)	$ (3,087)	$ (789,019)	$ (93,021)	$ (118,982)	$ (66,339)
Add (less): Depreciation and amortization:						
Consolidated properties	49,746	8,094	54,436	44,083	44,552	42,834
Unconsolidated joint venture properties	521	84	459	582	576	684
Loss (gain) on impairment of real estate	5,858	–	–	–	(378)	–
Loss (gain) on sale of real estate	5,543	–	–	–	(5,488)	(6)
FFO	15,885	5,091	(734,124)	(48,356)	(79,720)	(22,827)
Add (less): Reorganization items, net	4,176	894	745,342	59,532	78,333	–
Default interest expense	–	–	3,900	3,292	1,308	–
Transaction related costs	–	–	–	–	14,735	22,904
Fair value adjustment of warrants	(647)	(1,491)	–	–	–	–
Net loss on early extinguishment of debt	1,047	–	–	–	–	354
Normalized FFO	20,461	4,494	15,118	14,468	14,656	431
Add (less): Non-cash expenses	–	–	750	2	6	75
Depreciation and amortization - unconsolidated joint ventures	(521)	(84)	(459)	(582)	(576)	(684)
Equity in net (earnings) losses of investees	(377)	(92)	(382)	(110)	(90)	115
Non-cash straight line rent adjustments included in rental income	(7,652)	(1,337)	2,999	(1,936)	(4,832)	(4,750)
Lease value amortization included in rental income	(907)	(141)	(118)	(140)	(140)	(140)
Net amortization of debt premiums, discounts and issuance costs	1,627	236	2,130	2,523	5,556	11,986
Principal amortization	–	–	–	–	–	(6,500)
Recurring capital expenditures	(10,373)	(5,871)	(4,746)	(10,808)	(17,916)	(8,179)
CAD	$ 2,258	$ (2,795)	$ 15,292	$ 3,417	$ (3,336)	$ (7,646)
Weighted average common shares outstanding (basic and diluted)	21,954	21,954	72,916	73,577	73,577	73,480
Per common share amounts (basic and diluted):						
Net loss	$ (2.09)	$ (0.14)	$ (10.82)	$ (1.26)	$ (1.62)	$ (0.90)
FFO	$ 0.72	$ 0.23	$ (10.07)	$ (0.66)	$ (1.08)	$ (0.31)
Normalized FFO	$ 0.93	$ 0.20	$ 0.21	$ 0.20	$ 0.20	$ 0.01
CAD	$ 0.10	$ (0.13)	$ 0.21	$ 0.05	$ (0.05)	$ (0.10)

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Q3 2026 37

Q3 2026 38RETURN TO TABLE OF CONTENTS Successor Predecessor Period from June 18 through September 30, 2026 Period from January 1 through June 17, 2026 For the Nine Months Ended September 30, 2025 Net loss $ (48,870) $ (882,040) $ (153,392) Add (less): Depreciation and amortization: Consolidated properties 57,840 98,519 130,405 Unconsolidated joint venture properties 605 1,041 2,020 Loss on impairment of real estate 5,858 — 2,426 Loss on sale of real estate 5,543 — 4,572 FFO 20,976 (782,480) (13,969) Add (less): Reorganization items, net 5,070 804,874 — Default interest expense — 7,192 — Transaction related costs — — 27,720 Fair value adjustment of warrants (2,138) — — Net loss on early extinguishment of debt 1,047 — 449 Normalized FFO 24,955 29,586 14,200 Add (less): Non-cash expenses — 752 231 Depreciation and amortization - unconsolidated joint ventures (605) (1,041) (2,020) Equity in net (earnings) losses of investees (469) (492) 495 Non-cash straight line rent adjustments included in rental income (8,989) 1,063 (18,242) Lease value amortization included in rental income (1,048) (258) (422) Net amortization of debt premiums, discounts and issuance costs 1,863 4,653 35,269 Principal amortization — — (19,500) Recurring capital expenditures (16,244) (15,554) (35,074) CAD $ (537) $ 18,709 $ (25,063) Weighted average common shares outstanding (basic and diluted) 21,954 73,267 71,355 Per common share amounts (basic and diluted): Net loss $ (2.23) $ (12.04) $ (2.15) FFO $ 0.96 $ (10.68) $ (0.20) Normalized FFO $ 1.14 $ 0.40 $ 0.20 CAD $ (0.02) $ 0.26 $ (0.35) Calculation of FFO, Normalized FFO and CAD (amounts in thousands, except per share data)

Non-GAAP Financial Measures and Certain Definitions

OFFICE PROPERTIES INCOME TRUST

Non-GAAP Financial Measures

OPI presents certain "non-GAAP financial measures" within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including net operating income, or NOI, Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, Adjusted EBITDA*re*, funds from operations, or FFO, normalized funds from operations, or Normalized FFO and cash available for distribution, or CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of OPI's operating performance or as measures of OPI's liquidity. These measures should be considered in conjunction with net income (loss) as presented in OPI's consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of OPI's properties.

NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI

The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to OPI's property level results of operations. OPI calculates NOI and Cash Basis NOI as shown on pages 25 to 26 and Same Property NOI and Same Property Cash Basis NOI as shown on page 27. OPI defines NOI as income from OPI's real estate less OPI's property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that OPI calculates the corresponding NOI and Cash Basis NOI amounts, except that OPI only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

OPI calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on pages 35 to 36. EBITDA*re* is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets and adjustments to reflect OPI's share of EBITDA*re* of its unconsolidated joint venture. In calculating Adjusted EBITDA*re*, OPI adjusts for the items shown on pages 35 to 36. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than OPI does.

FFO and Normalized FFO

OPI calculates FFO and Normalized FFO as shown on pages 37 to 38. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and OPI's proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, OPI adjusts for the other items shown on pages 37 to 38. FFO and Normalized FFO are among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI's debt agreements, the availability to OPI of debt and equity capital, OPI's expectation of its future capital requirements and operating performance and OPI's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than OPI does.

Cash Available for Distribution

OPI calculates CAD as shown on pages 37 to 38. OPI defines CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items and certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other real estate companies and REITs may calculate CAD differently than OPI does.

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Q3 2026 39

40RETURN TO TABLE OF CONTENTS Q3 2026 Annualized rental income is calculated using the annualized contractual base rents from OPI's tenants pursuant to its lease agreements as of September 30, 2026, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to OPI, and excluding lease value amortization. Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets. Development, redevelopment and other activities generally include capital expenditure projects that reposition a property or result in new sources of revenue. GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets is real estate properties at cost calculated in accordance with GAAP, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price is equal to the gross contract price and excludes closing costs. HFS refers to properties classified as held for sale. Investment grade tenants include: (a) investment grade rated tenants; (b) tenants with investment grade rated parent entities that guarantee the tenant's lease obligations; and/or (c) tenants with investment grade rated parent entities that do not guarantee the tenant's lease obligations. Tenants contributing 61.8% of annualized rental income as of September 30, 2026 were investment grade rated (or their payment obligations were guaranteed by an investment grade rated parent) and tenants contributing an additional 0.6% of annualized rental income as of September 30, 2026 were subsidiaries of an investment grade rated parent (although these parent entities are not liable for the payment of rents). Lease related costs generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leased square feet is pursuant to leases existing as of September 30, 2026, and includes (i) space being fitted out for tenant occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Leasing cost and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Percent leased includes (i) space being fitted out for occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date. Predecessor refers to the financial position and results of operations of OPI up to and including its emergence from Chapter 11 Bankruptcy on June 17, 2026. REIT is a real estate investment trust. Rentable square feet represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Non-GAAP Financial Measures and Certain Definitions (Continued)

41RETURN TO TABLE OF CONTENTS Q3 2026 Same properties for the three months ended September 30, 2026 is based on properties OPI owned continuously since July 1, 2025; excludes 19 properties classified as held for sale (HFS) and two properties owned by an unconsolidated joint venture in which OPI owns a 51% interest. Same properties for the nine months ended September 30, 2026 is based on properties OPI owned continuously since January 1, 2025; excludes 19 properties classified as held for sale (HFS) and two properties owned by an unconsolidated joint venture in which OPI owns a 51% interest. Same property cash basis NOI % margin is Same Property Cash Basis NOI as a percentage of same property cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any. Same property NOI % margin is Same Property NOI as a percentage of same property rental income. Successor refers to the financial position and results of operations of OPI subsequent to its emergence from Chapter 11 Bankruptcy on June 17, 2026. Total gross assets is total assets plus accumulated depreciation. Weighted average remaining lease term is the average remaining lease term in years weighted based on annualized rental income. Non-GAAP Financial Measures and Certain Definitions (Continued)

42RETURN TO TABLE OF CONTENTS Q3 2026 Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward- looking statements include, among others, statements about: OPI's leverage levels; demand for office space; OPI's future leasing activity, commitments and obligations; economic and market conditions; OPI's liquidity needs, debt repayments and financing sources, including payments required under the 2029 Secured Exit Notes; OPI's capital expenditure plans and commitments; OPI's pending or potential dispositions; and the amount and timing of future distributions. Forward-looking statements reflect OPI's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause OPI's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause OPI's actual results, performance or achievements to differ materially from those expressed or implied by forward- looking statements include, but are not limited to, the following: OPI's ability to comply with the terms of its debt agreements and meet financial covenants; OPI's ability to make required payments on its debt or refinance its debts as they mature or otherwise become due; OPI's ability to maintain sufficient liquidity, including its ability to obtain new debt or equity financing, and otherwise manage leverage; OPI's ability to effectively raise and balance its use of debt and equity capital; OPI's ability to sell properties at prices it targets and the timing of such sales; the impact of unfavorable market and commercial real estate industry conditions due to uncertainties surrounding interest rates and high inflation, changing tariffs and trade policies and related uncertainty, supply chain disruptions, volatility in the public equity and debt markets and in commercial real estate markets, generally and in the sectors OPI operates, geopolitical instability and tensions, pandemics, any U.S. government shutdown, economic downturns or a possible recession, labor market conditions or changes in real estate utilization, including continued hybrid and other alternative arrangements, among other things, on OPI and its tenants; whether OPI's tenants will renew or extend their leases and not exercise early termination options pursuant to their leases or that OPI will obtain replacement tenants on terms as favorable to OPI as its prior leases; the likelihood that OPI's government tenants will be negatively impacted by government budget constraints, or changes in the use of real estate by government agencies; OPI's ability to increase or maintain occupancy at its properties on terms desirable to OPI and its ability to increase rents when its leases expire or renew; OPI's tenant and geographic concentration; competition within the commercial real estate industry, particularly in those markets in which OPI's properties are located; OPI's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants; the financial strength of OPI's tenants; risks and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of prolonged high inflation, interest rates, cost overruns, supply chain challenges, tariffs, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; OPI's ability to pay distributions to its shareholders; OPI's ability to acquire properties that realize its targeted returns; the ability of OPI's manager, RMR, to successfully manage OPI; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; the impact of any U.S. government shutdown, elimination or reduction of government agencies and programs or failure to increase the government debt ceiling on OPI's ability to collect rents and pay its operating expenses, debt obligations and distributions to shareholders on a timely basis; actual and potential conflicts of interest with OPI's related parties, including Adam Portnoy, RMR, Sonesta International Hotels Corporation and others affiliated with them; limitations imposed by and OPI's ability to satisfy complex rules to maintain OPI's qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change, or other manmade or natural disasters beyond OPI's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in OPI's periodic filings. The information contained in OPI's filings with the SEC, including under the caption "Risk Factors" in its periodic reports, or incorporated therein, identifies other important factors that could cause differences from the forward-looking statements in this presentation. OPI's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon OPI's forward-looking statements. Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.